UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	March 21, 2016 (March 15, 2016)

SHOE CARNIVAL, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-21360	35-1736614
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7500 East Columbia Street, Evansville, IN	47715
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(812) 867-6471

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2016, Gerald W. Schoor retired, effective immediately, from the Board of Directors of Shoe Carnival, Inc. (the “Company”) for personal reasons. Mr. Schoor had served as a director since 1993 and had served as the Company’s Lead Director as well as the Chairman of the Compensation Committee of the Company’s Board of Directors.  Mr. Schoor was also a member of the Company’s Audit Committee and Nominating and Corporate Governance Committee.  Mr. Schoor’s retirement was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On March 15, 2016, the Board of Directors promoted Carl N. Scibetta to the position of Chief Merchandising Officer.  Mr. Scibetta, age 57, will assume the duties of Chief Merchandising Officer from Clifton E. Sifford, the Company’s President and Chief Executive Officer.  Mr. Scibetta has served as the Company’s Executive Vice President–General Merchandise Manager since December 2012.  Prior to joining the Company, Mr. Scibetta served as Vice President, Divisional Merchandise Manager–Footwear for Belk, Inc. since 2008.  From 2004 to 2007, Mr. Scibetta served as Vice President, Divisional Merchandise Manager–Footwear for Parisian Department Stores.  From 1998 to 2000, Mr. Scibetta served as Vice President, Divisional Merchandise Manager for Shoe Corporation of America.  Mr. Scibetta began his retail career with Wohl Shoe Company in 1980.

In addition, on March 15, 2016, the Compensation Committee granted time-based and performance-based restricted stock awards under the 2000 Stock Option and Incentive Plan, as amended (the “2000 Plan”), to the following executive officers:

Name	Time-Based Restricted Stock	Performance-Based Restricted Stock
Clifton E. Sifford	8,726	30,281
W. Kerry Jackson	4,994	20,187
Timothy T. Baker	4,254	16,150
Carl N. Scibetta	4,827	16,150

One-half of the shares of time-based restricted stock will vest at the end of the Company’s fiscal year 2016 and one-half of the shares will vest at the end of its fiscal year 2017.  The performance-based restricted stock will vest in full on March 31, 2019 if, and only if, the Company’s earnings per share in any of its fiscal years 2016, 2017 or 2018 equal or exceed $1.65 per share.

The restricted stock awards will be subject to the terms and conditions of the 2000 Plan.  The 2000 Plan was previously filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q filed by the Company with the Securities and Exchange Commission on June 10, 2015.  The time-based restricted stock will also be subject to the terms and conditions of the Company’s award agreement for time-based restricted stock granted to executive officers under the 2000 Plan (the “Time-Based Restricted Stock Agreement”). The performance-based restricted stock will also be subject to the terms and conditions of the Company’s award agreement for restricted stock subject to both performance-based and time-based conditions granted to participants under the 2000 Plan, including the Company’s executive officers (the “Performance-Based Restricted Stock Agreement”).  The foregoing descriptions of the Time-Based Restricted Stock Agreement and the Performance-Based Restricted Stock Agreement are intended only as a summary and are qualified in their entirety by reference to the forms of Time-Based Restricted Stock

Agreement and Performance-Based Restricted Stock Agreement, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits:

The following items are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.	Exhibit
10.1	Form of Award Agreement for time-based restricted stock granted to executive officers under the Shoe Carnival, Inc. 2000 Stock Option and Incentive Plan, as amended
10.2	Form of Award Agreement for restricted stock with both performance-based and time-based restrictions granted under the Shoe Carnival, Inc. 2000 Stock Option and Incentive Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOE CARNIVAL, INC.
(Registrant)

Dated: March 21, 2016	By:	/s/ W. Kerry Jackson
W. Kerry Jackson
Senior Executive Vice President Chief Operating and Financial Officer and Treasurer